Provident Financial Services, Inc. Announces Second Quarter Earnings and Declares Increased Quarterly Cash Dividend

ISELIN, NJ, July 27, 2018 - Provident Financial Services, Inc. (NYSE:PFS) (the “Company”) reported net income of $19.2 million, or $0.30 per basic and diluted share, for the three months ended June 30, 2018, compared to net income of $24.4 million, or $0.38 per basic and diluted share, for the three months ended June 30, 2017. For the six months ended June 30, 2018, the Company reported net income of $47.2 million, or $0.73 per basic and diluted share, compared to net income of $47.9 million, or $0.75 per basic share and $0.74 per diluted share, for the same period last year.
As previously reported in a Current Report on Form 8-K filed on July 5, 2018, the Company’s earnings for the three and six months ended June 30, 2018 were adversely impacted by an increase in the provision for loan losses arising from a credit loss associated with a $15.4 million credit to a commercial borrower that filed a Chapter 7 petition in bankruptcy on March 27, 2018 for a liquidation of assets. That credit resulted in a net charge-off of $14.9 million in the quarter. In addition, the Company had a net charge-off of $4.0 million relating to two loans to another commercial borrower that became impaired during the quarter. As a result, net income for the quarter and year to date was reduced by $11.8 million, after tax or $0.18 per diluted share, and $13.6 million, after tax or $0.21 per diluted share, respectively.
For the three and six months ended June 30, 2018, the Company achieved record net interest income resulting from period over period growth in average loans outstanding and growth in both average non-interest and interest bearing deposits, along with an expansion of the net interest margin. The improvement in net interest margin was driven by an increase in the yield on earning assets and a lagging cost of funds.
Christopher Martin, Chairman, President and Chief Executive Officer commented: “This quarter’s results reflect record revenue for the Company and continued expansion of our net interest margin, as our funding costs continue to be well-managed and the yield on our loan portfolio increased. The credit losses that we incurred this quarter were primarily driven by two commercial relationships which we believe involved borrower fraud in each instance. We do not believe these credits are indicative of any deterioration in our overall credit quality. We will continue to pursue all available avenues for recovery of these loan losses, although there can be no assurance as to how successful we will be in this regard.” Martin added: “I am pleased to report that our board of directors declared an increase in the quarterly cash dividend to $0.21 per share. We remain positive about our strong capital position, increased core revenue, and the prospect of expansion of both our core banking and wealth management businesses.”
Declaration of Quarterly Dividend
The Company’s Board of Directors declared a quarterly cash dividend of $0.21 per common share payable on August 31, 2018, to stockholders of record as of the close of business on August 15, 2018. The dividend is an increase of 5.0% from the prior quarter’s cash dividend of $0.20 per common share.
Balance Sheet Summary
Total assets at June 30, 2018 totaled $9.73 billion, a $112.4 million decrease from December 31, 2017. The decline in total assets was primarily due to a $72.5 million decrease in total loans, a $48.9 million decrease in cash and cash equivalents and a $2.8 million decrease in premises and equipment, partially offset by a $7.1 million increase in total investments.
The Company’s loan portfolio decreased $72.5 million to $7.25 billion at June 30, 2018, from $7.33 billion at December 31, 2017. For the six months ended June 30, 2018, loan originations, including advances on lines of credit, totaled $1.60 billion, compared with $1.62 billion for the same period in 2017. During the six months ended June 30, 2018, the loan portfolio had net decreases of $56.7 million in commercial loans, $24.2 million in residential mortgage loans and $22.0 million in consumer loans, partially offset by net increases of $14.3 million in construction loans, $14.3 million in commercial mortgage loans and $1.9 million in multi-family mortgage loans. Commercial real estate, commercial and construction loans represented 78.4% of the loan portfolio at June 30, 2018, compared to 77.9% at December 31, 2017.

At June 30, 2018, the Company’s unfunded loan commitments totaled $1.66 billion, including commitments of $718.4 million in commercial loans, $426.4 million in construction loans and $250.0 million in commercial mortgage loans. Unfunded loan commitments at December 31, 2017 and June 30, 2017 were $1.98 billion and $1.95 billion, respectively.
The loan pipeline, consisting of work-in-process and loans approved pending closing, totaled $1.10 billion at June 30, 2018, compared to $1.12 billion and $1.31 billion at December 31, 2017 and June 30, 2017, respectively.
Total investments were $1.60 billion at June 30, 2018, which increased $7.1 million, compared to the balance at December 31, 2017, largely due to purchases of mortgage-backed and municipal securities, partially offset by principal repayments on mortgage-backed securities, maturities and calls of certain municipal and agency bonds and an increase in unrealized losses on available for sale debt securities.
Total deposits decreased $40.2 million during the six months ended June 30, 2018, to $6.67 billion from $6.71 billion at December 31, 2017. Total core deposits, which consist of savings and demand deposit accounts, decreased $55.0 million to $6.02 billion at June 30, 2018, from $6.08 billion at December 31, 2017, while time deposits increased $14.7 million to $649.6 million at June 30, 2018, from $634.8 million at December 31, 2017. The increase in time deposits was primarily the result of a 13- month certificate of deposit promotional campaign which provided the Company a lower-cost funding alternative to wholesale borrowings. The decrease in core deposits was largely attributable to a $60.3 million decrease in money market deposits, a $28.1 million decrease in interest bearing demand deposits and a $12.6 million decrease in savings deposits, partially offset by a $46.1 million increase in non-interest bearing demand deposits. Core deposits represented 90.3% of total deposits at June 30, 2018, compared to 90.5% at December 31, 2017.
Borrowed funds decreased $101.0 million during the six months ended June 30, 2018, to $1.64 billion. The decrease in borrowings for the period was primarily a function of lower asset funding requirements. Borrowed funds represented 16.9% of total assets at June 30, 2018, a decrease from 17.7% at December 31, 2017.
Stockholders’ equity increased $12.6 million during the six months ended June 30, 2018, to $1.31 billion, primarily due to net income earned for the period, partially offset by dividends paid to stockholders and an increase in unrealized losses on securities available for sale. Common stock repurchases made in connection with withholding to cover income taxes on the vesting of stock-based compensation for the six months ended June 30, 2018 totaled 70,588 shares at an average cost of $26.16. At June 30, 2018, 3.1 million shares remained eligible for repurchase under the current stock repurchase authorization. Book value per share and tangible book value per share(1) at June 30, 2018 were $19.64 and $13.36, respectively, compared with $19.52 and $13.20, respectively, at December 31, 2017.
Results of Operations
Net Interest Income and Net Interest Margin
For the three months ended June 30, 2018, net interest income increased $5.2 million to $74.3 million, from $69.1 million for the same period in 2017. Net interest income for the six months ended June 30, 2018 increased $11.5 million to $147.6 million, from $136.1 million for the same period in 2017. The improvement in net interest income for the comparative periods was largely due to growth in average loans outstanding resulting from organic originations and period-over-period expansion of the net interest margin. The improvement in the net interest margin was a function of an increase in the yield on earning assets, which outpaced the rise in the Company's cost of funds. Also contributing to the improvement, the growth in average core deposits including non-interest bearing demand deposits mitigated the Company's need to utilize higher-cost sources to fund average loans outstanding.
The Company’s net interest margin increased three basis points to 3.33% for the quarter ended June 30, 2018, from 3.30% for the trailing quarter. The weighted average yield on interest-earning assets increased eight basis points to 3.97% for the quarter ended June 30, 2018, compared to 3.89% for the quarter ended March 31, 2018. The weighted average cost of interest-bearing liabilities for the quarter ended June 30, 2018 increased six basis points to 0.82%, compared to 0.76% for the trailing quarter. The average cost of interest bearing deposits for the quarter ended June 30, 2018 increased six basis points to 0.53%, from 0.47% for the quarter ended March 31, 2018. Average non-interest bearing demand deposits totaled $1.46 billion for the quarter ended June 30, 2018, compared to $1.42 billion for the trailing quarter ended March 31, 2018. The average cost of borrowed funds for the quarter ended June 30, 2018 was 1.82%, compared to 1.70% for the trailing quarter.
The net interest margin increased 16 basis points to 3.33% for the quarter ended June 30, 2018, compared to 3.17% for the quarter ended June 30, 2017. The weighted average yield on interest-earning assets increased 27 basis points to 3.97% for the quarter ended June 30, 2018, compared to 3.70% for the quarter ended June 30, 2017, while the weighted average cost of interest bearing liabilities increased 15 basis points for the quarter ended June 30, 2018 to 0.82%, compared to the second quarter of 2017. The average cost of interest bearing deposits for the quarter ended June 30, 2018 was 0.53%, compared to 0.36% for the same period last year. Average non-interest bearing demand deposits totaled $1.46 billion for the quarter ended June 30, 2018, compared to $1.33 billion for the quarter ended June 30, 2017. The average cost of borrowed funds for the quarter ended June 30, 2018 was 1.82%, compared to 1.66% for the same period last year.
For the six months ended June 30, 2018, the net interest margin increased 16 basis points to 3.31%, compared to 3.15% for the six months ended June 30, 2017. The weighted average yield on interest earning assets increased 26 basis points to 3.93% for the six months ended June 30, 2018, compared to 3.67% for the six months ended June 30, 2017, while the weighted average cost of interest bearing liabilities increased 13 basis points to 0.79% for the six months ended June 30, 2018, compared to 0.66% the same period last year. The average cost of interest bearing deposits for the six months ended June 30, 2018 was 0.50%, compared to 0.35% for the same period last year. Average non-interest bearing demand deposits totaled $1.44 billion for the six months ended June 30, 2018, compared to $1.33 billion for the six months ended June 30, 2017. The average cost of borrowings for the six months ended June 30, 2018 was 1.76%, compared to 1.64% for the same period last year.
Non-Interest Income
Non-interest income totaled $13.8 million for the quarter ended June 30, 2018, a decrease of $1.0 million, compared to the same period in 2017. Income from Bank-owned life insurance ("BOLI") decreased $1.3 million to $1.3 million for the three months ended June 30, 2018, compared to the same period in 2017, primarily due to the recognition of death benefit claims in the second quarter of last year. Fee income decreased $643,000 to $6.6 million for the three months ended June 30, 2018, compared to the same period in 2017, largely due to a $1.0 million decrease in commercial loan prepayment fee income, partially offset by a $124,000 increase in income from the sale of non-deposit investment products and a $121,000 increase in loan related fee income. Partially offsetting these decreases in non-interest income, other income increased $835,000 to $1.3 million for the three months ended June 30, 2018, compared to the quarter ended June 30, 2017, primarily due to a $556,000 increase in net fees on loan-level interest rate swap transactions and a $226,000 increase in net gains on the sale of foreclosed real estate, partially offset by a $109,000 decrease in net gains on the sale of loans.
For the six months ended June 30, 2018, non-interest income totaled $27.1 million, a decrease of $140,000, compared to the same period in 2017. BOLI income decreased $1.4 million to $2.6 million for the six months ended June 30, 2018, compared to the same period in 2017, primarily due to the recognition of death benefit claims in the prior year. Partially offsetting this decrease, other income increased $980,000 to $2.3 million for the six months ended June 30, 2018, compared to $1.4 million for the same period in 2017, due to a $662,000 increase in net fees on loan-level interest rate swap transactions, a $214,000 increase in net gains on the sale of loans and a $115,000 increase in net gains on the sale of foreclosed real estate. Also, wealth management income increased $280,000 to $9.0 million for the six months ended June 30, 2018, resulting from growth in assets under management, higher incremental fees on new asset management relationships and increased revenue from mutual fund offerings.
Non-Interest Expense
For the three months ended June 30, 2018, non-interest expense totaled $48.8 million, an increase of $1.5 million, compared to the three months ended June 30, 2017. Compensation and benefits expense increased $1.1 million to $28.0 million for the three months ended June 30, 2018, compared to $26.9 million for the same period in 2017. This increase was principally due to additional salary expense related to annual merit increases, an increase in the accrual for incentive compensation and an increase in stock-based compensation, partially offset by a decrease in employee medical benefit costs. Other operating expenses increased $456,000 to $8.5 million for the three months ended June 30, 2018, compared to the same period in 2017, largely due to an $813,000 increase in consulting costs, partially offset by a $368,000 valuation charge related to foreclosed real estate recognized in the prior year. Net occupancy costs increased $188,000 to $6.4 million for the three months ended June 30, 2018, compared to the same period in 2017, principally due to increases in facilities maintenance costs and rent expense, partially offset by a decrease in real estate taxes. A portion of these variances are associated with the Company's sale and leaseback of certain facilities in December 2017. Data processing expense increased $95,000 to $3.6 million for the three months ended June 30, 2018, principally due to increases in software maintenance and on-line banking expenses, partially offset by lower telecommunication expense. Partially offsetting these increases, amortization of intangibles decreased $149,000 for the three months ended June 30, 2018, compared with the same period in 2017, as a result of scheduled reductions in amortization. Additionally, advertising and promotion expenses decreased $98,000 to $847,000 for the three months ended June 30, 2018, compared to the same period in 2017, largely due to the timing of the Company's advertising campaigns.
The Company’s annualized non-interest expense as a percentage of average assets(1) was 2.01% for the quarter ended June 30, 2018, compared to 1.99% for the same period in 2017. The efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income)(1) was 55.39% for the quarter ended June 30, 2018, compared to 56.44% for the same period in 2017.
Non-interest expense totaled $95.7 million for the six months ended June 30, 2018, an increase of $2.3 million, compared to $93.5 million for the six months ended June 30, 2017. Compensation and benefits expense increased $2.1 million to $55.9 million for the six months ended June 30, 2018, compared to $53.8 million for the six months ended June 30, 2017, primarily due to additional salary expense related to annual merit increases, an increase in the accrual for incentive compensation and an increase in stock-based compensation. Other operating expenses increased $400,000 to $14.6 million for the six months ended June 30, 2018, compared to the same period in 2017, largely due to an increase in consulting expenses, partially offset by a valuation charge related to foreclosed real estate recognized in the prior year, along with decreases in attorney fees and loan collection expense. In addition, data processing expense increased $244,000 to $7.2 million for the six months ended June 30, 2018, compared to $7.0 million for the same period in 2017, principally due to increases in software maintenance expense, partially offset by lower telecommunication expense. Partially offsetting these increases in non-interest expense, amortization of intangibles decreased $331,000 for the six months ended June 30, 2018, compared with the same period in 2017, as a result of scheduled reductions in amortization, and FDIC insurance expense decreased $145,000 to $2.0 million for the six months ended June 30, 2018, compared to $2.1 million for the same period in 2017. This decrease was due to the FDIC's reduction of assessment rates for depository institutions with less than $10.0 billion in total assets that became effective for the quarter ended September 30, 2017.
Asset Quality
The Company’s total non-performing loans at June 30, 2018 were $32.6 million, or 0.45% of total loans, compared to $45.9 million, or 0.63% of total loans at March 31, 2018, and $34.9 million, or 0.48% of total loans at December 31, 2017. The $13.3 million decrease in non-performing loans at June 30, 2018, compared to the trailing quarter, was due to a $13.8 million decrease in non-performing commercial loans, a $116,000 decrease in non-performing commercial mortgage loans and a $10,000 decrease in non-performing consumer loans, partially offset by a $641,000 increase in non-performing residential loans. At June 30, 2018, impaired loans totaled $55.5 million with related specific reserves of $2.1 million, compared with impaired loans totaling $68.3 million with related specific reserves of $4.5 million at March 31, 2018. At December 31, 2017, impaired loans totaled $52.0 million with related specific reserves of $2.7 million.
At June 30, 2018, the Company’s allowance for loan losses was 0.81% of total loans, a decrease from 0.86% at March 31, 2018 and 0.82% at December 31, 2017. The Company recorded provisions for loan losses of $15.5 million and $20.9 million for the three and six months ended June 30, 2018, respectively, compared with provisions of $1.7 million and $3.2 million for the three and six months ended June 30, 2017, respectively. For the three and six months ended June 30, 2018, the Company had net charge-offs of $19.2 million and $22.3 million, respectively, compared to net charge-offs of $1.0 million and $2.2 million, respectively, for the same periods in 2017. The allowance for loan losses decreased $1.4 million to $58.8 million at June 30, 2018 from $60.2 million at December 31, 2017. The increase in the provision for loan losses and loan charge-offs for the second quarter of 2018 was primarily due to deterioration in selected commercial credits, including a $15.4 million credit to a commercial borrower that on March 27, 2018 filed a Chapter 7 petition in bankruptcy for a liquidation of assets and two credits totaling $4.0 million to another commercial borrower that became impaired during the quarter. For the three and six months ended June 30, 2018, the Company recorded charge-offs of $18.9 million on these commercial credits.
At June 30, 2018 and December 31, 2017, the Company held $6.5 million and $6.9 million of foreclosed assets, respectively. During the six months ended June 30, 2018, there were four additions to foreclosed assets with a carrying value of $1.2 million, and eight properties sold with a carrying value of $1.4 million. Foreclosed assets at June 30, 2018 consisted of $3.7 million of commercial real estate and $2.8 million of residential real estate. Total non-performing assets at June 30, 2018 decreased $2.6 million, or 6.3%, to $39.1 million, or 0.40% of total assets, from $41.8 million, or 0.42% of total assets at December 31, 2017.
Income Tax Expense
For the three and six months ended June 30, 2018, the Company’s income tax expense was $4.6 million and $10.9 million, respectively, compared with $10.5 million and $18.8 million, for the three and six months ended June 30, 2017, respectively. The Company’s effective tax rates were 19.2% and 18.8% for the three and six months ended June 30, 2018, respectively, compared to 30.0% and 28.2% for the three and six months ended June 30, 2017, respectively. The decreases in tax expense and the effective tax rate were the result of the enactment of the Tax Cuts and Jobs Act on December 22, 2017, along with a decrease in pre-tax income derived from taxable sources.
About the Company
Provident Financial Services, Inc. is the holding company for Provident Bank, a community-oriented bank offering "commitment you can count on" since 1839. Provident Bank provides a comprehensive array of financial products and services through its network of branches throughout northern and central New Jersey, as well as Bucks, Lehigh and Northampton counties in Pennsylvania. The Bank also provides fiduciary and wealth management services through its wholly owned subsidiary, Beacon Trust Company.
Post Earnings Conference Call
Representatives of the Company will hold a conference call for investors on Friday, July 27, 2018 at 10:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter ended June 30, 2018. The call may be accessed by dialing 1-888-336-7149 (Domestic), 1-412-902-4175 (International) or 1-855-669-9657 (Canada). Internet access to the call is also available (listen only) at provident.bank by going to Investor Relations and clicking on "Webcast."
Forward Looking Statements
Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” "project," "intend," “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those described in the "Risk Factors" section of our Annual Report on Form 10-K, as supplemented by its Quarterly Reports on Form 10-Q, and those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not have any obligation to update any forward-looking statements to reflect events or circumstances after the date of this statement.

Footnotes
(1) Tangible book value per share, annualized return on average tangible equity, annualized non-interest expense as a percentage of average assets and the efficiency ratio are non-GAAP financial measures. Please refer to the Notes following the Consolidated Financial Highlights which contain the reconciliation of GAAP to non-GAAP financial measures and the associated calculations.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Financial Condition
June 30, 2018 (Unaudited) and December 31, 2017
(Dollars in Thousands)

Assets	June 30, 2018	December 31, 2017

Cash and due from banks	$91,192	$139,557
Short-term investments	50,761	51,277
Total cash and cash equivalents	141,953	190,834

Available for sale debt securities, at fair value	1,052,534	1,037,154
Held to maturity debt securities (fair value of $472,185 at June 30, 2018 (unaudited) and $485,039 at December 31, 2017)	473,825	477,652
Equity securities, at fair value	687	658
Federal Home Loan Bank Stock	76,772	81,184
Loans	7,253,242	7,325,718
Less allowance for loan losses	58,819	60,195
Net loans	7,194,423	7,265,523
Foreclosed assets, net	6,537	6,864
Banking premises and equipment, net	60,348	63,185
Accrued interest receivable	29,735	29,646
Intangible assets	419,180	420,290
Bank-owned life insurance	192,082	189,525
Other assets	84,836	82,759
Total assets	$9,732,912	$9,845,274

Liabilities and Stockholders' Equity

Deposits:
Demand deposits	$4,953,994	$4,996,345
Savings deposits	1,070,397	1,083,012
Certificates of deposit of $100,000 or more	325,653	316,074
Other time deposits	323,905	318,735
Total deposits	6,673,949	6,714,166
Mortgage escrow deposits	30,106	25,933
Borrowed funds	1,641,539	1,742,514
Other liabilities	76,056	64,000
Total liabilities	8,421,650	8,546,613

Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 83,209,293 shares issued and 66,780,853 shares outstanding at June 30, 2018 and 66,535,017 outstanding at December 31, 2017	832	832
Additional paid-in capital	1,017,256	1,012,908
Retained earnings	606,423	586,132
Accumulated other comprehensive loss	(19,912)	(7,465)
Treasury stock	(260,908)	(259,907)
Unallocated common stock held by the Employee Stock Ownership Plan	(32,429)	(33,839)
Common Stock acquired by the Directors' Deferred Fee Plan	(4,840)	(5,175)
Deferred Compensation - Directors' Deferred Fee Plan	4,840	5,175
Total stockholders' equity	1,311,262	1,298,661
Total liabilities and stockholders' equity	$9,732,912	$9,845,274

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Income
Three and Six Months Ended June 30, 2018 and 2017 (Unaudited)
(Dollars in Thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Interest income:
Real estate secured loans	$52,756	$47,009	$104,266	$93,020
Commercial loans	19,350	18,100	38,476	34,920
Consumer loans	4,945	5,196	9,850	10,210
Available for sale debt securities, equity securities and Federal Home Loan Bank stock	7,682	6,548	14,933	13,111
Investment securities held to maturity	3,154	3,292	6,298	6,540
Deposits, federal funds sold and other short-term investments	428	298	823	555
Total interest income	88,315	80,443	174,646	158,356

Interest expense:
Deposits	6,996	4,653	13,231	9,105
Borrowed funds	7,039	6,735	13,858	13,161
Total interest expense	14,035	11,388	27,089	22,266
Net interest income	74,280	69,055	147,557	136,090
Provision for loan losses	15,500	1,700	20,900	3,200
Net interest income after provision for loan losses	58,780	67,355	126,657	132,890

Non-interest income:
Fees	6,612	7,255	13,251	13,260
Wealth management income	4,602	4,509	9,002	8,722
Bank-owned life insurance	1,293	2,549	2,557	3,938
Net gain on securities transactions	—	11	1	11
Other income	1,330	495	2,333	1,353
Total non-interest income	13,837	14,819	27,144	27,284

Non-interest expense:
Compensation and employee benefits	27,983	26,910	55,852	53,758
Net occupancy expense	6,383	6,195	13,128	13,150
Data processing expense	3,626	3,531	7,232	6,988
FDIC Insurance	900	999	1,953	2,098
Amortization of intangibles	546	695	1,116	1,447
Advertising and promotion expense	847	945	1,814	1,802
Other operating expenses	8,521	8,065	14,621	14,221
Total non-interest expense	48,806	47,340	95,716	93,464
Income before income tax expense	23,811	34,834	58,085	66,710
Income tax expense	4,568	10,451	10,929	18,819
Net income	$19,243	$24,383	$47,156	$47,891

Basic earnings per share	$0.30	$0.38	$0.73	$0.75
Average basic shares outstanding	64,911,919	64,357,684	64,840,843	64,263,065

Diluted earnings per share	$0.30	$0.38	$0.73	$0.74
Average diluted shares outstanding	65,099,603	64,541,071	65,024,917	64,455,873

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in Thousands, except share data) (Unaudited)

	At or for the		At or for the
	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
STATEMENTS OF INCOME:
Net interest income	$74,280	$69,055	$147,557	$136,090
Provision for loan losses	15,500	1,700	20,900	3,200
Non-interest income	13,837	14,819	27,144	27,284
Non-interest expense	48,806	47,340	95,716	93,464
Income before income tax expense	23,811	34,834	58,085	66,710
Net income	19,243	24,383	47,156	47,891
Diluted earnings per share	$0.30	$0.38	$0.73	$0.74
Interest rate spread	3.15%	3.03%	3.14%	3.01%
Net interest margin	3.33%	3.17%	3.31%	3.15%

PROFITABILITY:
Annualized return on average assets	0.79%	1.03%	0.98%	1.02%
Annualized return on average equity	5.87%	7.61%	7.25%	7.58%
Annualized return on average tangible equity (2)	8.62%	11.33%	10.66%	11.33%
Annualized non-interest expense to average assets (3)	2.01%	1.99%	1.98%	1.98%
Efficiency ratio (4)	55.39%	56.44%	54.79%	57.21%

ASSET QUALITY:
Non-accrual loans			$32,610	$38,907
90+ and still accruing			—	—
Non-performing loans			32,610	38,907
Foreclosed assets			6,537	6,603
Non-performing assets			39,147	45,510
Non-performing loans to total loans			0.45%	0.55%
Non-performing assets to total assets			0.40%	0.48%
Allowance for loan losses			$58,819	$62,862
Allowance for loan losses to total non-performing loans			180.37%	161.57%
Allowance for loan losses to total loans			0.81%	0.89%

AVERAGE BALANCE SHEET DATA:
Assets	$9,726,387	$9,535,776	$9,744,728	$9,511,739
Loans, net	7,190,972	6,951,697	7,217,202	6,936,026
Earning assets	8,849,250	8,642,756	8,871,953	8,620,849
Core deposits	6,118,327	5,885,520	6,117,067	5,886,283
Borrowings	1,554,013	1,628,155	1,591,142	1,614,951
Interest-bearing liabilities	6,860,586	6,853,098	6,908,917	6,839,929
Stockholders' equity	1,315,104	1,284,795	1,312,223	1,274,695
Average yield on interest-earning assets	3.97%	3.70%	3.93%	3.67%
Average cost of interest-bearing liabilities	0.82%	0.67%	0.79%	0.66%

LOAN DATA:
Mortgage loans:
Residential			$1,118,696	$1,169,144
Commercial			2,185,444	1,992,574
Multi-family			1,405,927	1,384,708
Construction			406,893	305,860
Total mortgage loans			5,116,960	4,852,286
Commercial loans			1,688,623	1,688,381
Consumer loans			451,919	492,837
Total gross loans			7,257,502	7,033,504
Premium on purchased loans			3,668	4,492
Unearned discounts			(35)	(37)
Net deferred			(7,893)	(6,911)
Total loans			$7,253,242	$7,031,048

Notes and Reconciliation of GAAP to Non-GAAP Financial Measures - (Dollars in Thousands, except share data)

(1) Book and Tangible Book Value per Share
		At June 30,		At December 31,
		2018	2017	2017
Total stockholders' equity		$1,311,262	$1,283,601	$1,298,661
Less: total intangible assets		419,180	421,499	420,290
Total tangible stockholders' equity		$892,082	$862,102	$878,371

Shares outstanding		66,780,853	66,441,753	66,535,017

Book value per share (total stockholders' equity/shares outstanding)		$19.64	$19.32	$19.52
Tangible book value per share (total tangible stockholders' equity/shares outstanding)		$13.36	$12.98	$13.20

(2) Annualized Return on Average Tangible Equity
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Total average stockholders' equity	$1,315,104	$1,284,795	$1,312,223	$1,274,695
Less: total average intangible assets	419,519	421,930	419,801	422,298
Total average tangible stockholders' equity	$895,585	$862,865	$892,422	$852,397

Net income	$19,243	$24,383	$47,156	$47,891

Annualized return on average tangible equity (net income/total average stockholders' equity)	8.62%	11.33%	10.66%	11.33%

(3) Annualized Non-Interest Expense to Average Assets
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Total annualized non-interest expense	195,760	189,880	193,018	188,477
Average assets	$9,726,387	$9,535,776	$9,744,728	$9,511,739

Annualized non-interest expense/average assets	2.01%	1.99%	1.98%	1.98%

(4) Efficiency Ratio Calculation
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net interest income	$74,280	$69,055	$147,557	$136,090
Non-interest income	13,837	14,819	27,144	27,284
Total income	$88,117	$83,874	$174,701	$163,374

Non-interest expense	$48,806	$47,340	$95,716	$93,464

Efficiency ratio (non-interest expense/income)	55.39%	56.44%	54.79%	57.21%

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Quarterly Average Balances
(Unaudited) (Dollars in Thousands)

	June 30, 2018			March 31, 2018
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$11,083	$50	1.80%	$16,696	$63	1.53%
Federal funds sold and other short-term investments	51,006	378	2.98%	51,032	332	2.64%
Investment securities (1)	471,807	3,154	2.67%	469,774	3,144	2.68%
Securities available for sale	1,050,806	6,461	2.46%	1,036,236	6,071	2.35%
Equity Securities, at fair value	667	—	0.00%	658	5	3.31%
Federal Home Loan Bank stock	72,909	1,221	6.72%	77,186	1,175	6.17%
Net loans: (2)
Total mortgage loans	5,077,790	52,756	4.13%	5,096,047	51,510	4.04%
Total commercial loans	1,657,283	19,350	4.64%	1,680,143	19,126	4.57%
Total consumer loans	455,899	4,945	4.35%	467,534	4,905	4.26%
Total net loans	7,190,972	77,051	4.26%	7,243,724	75,541	4.18%
Total Interest-Earning Assets	$8,849,250	$88,315	3.97%	$8,895,306	$86,331	3.89%

Non-Interest Earning Assets:
Cash and due from banks	98,477			90,710
Other assets	778,660			777,797
Total Assets	$9,726,387			$9,763,813

Interest-Bearing Liabilities:
Demand deposits	$3,568,420	$4,665	0.52%	$3,609,361	$4,204	0.47%
Savings deposits	1,088,052	497	0.18%	1,088,783	493	0.18%
Time deposits	650,101	1,834	1.13%	630,957	1,538	0.99%
Total Deposits	5,306,573	6,996	0.53%	5,329,101	6,235	0.47%

Borrowed funds	1,554,013	7,039	1.82%	1,628,684	6,819	1.70%
Total Interest-Bearing Liabilities	6,860,586	14,035	0.82%	6,957,785	13,054	0.76%

Non-Interest Bearing Liabilities:
Non-interest bearing deposits	1,461,855			1,417,649
Other non-interest bearing liabilities	88,842			79,069
Total non-interest bearing liabilities	1,550,697			1,496,718
Total Liabilities	8,411,283			8,454,503
Stockholders' equity	1,315,104			1,309,310
Total Liabilities and Stockholders' Equity	$9,726,387			$9,763,813

Net interest income		$74,280			$73,277

Net interest rate spread			3.15%			3.13%
Net interest-earning assets	$1,988,664			$1,937,521

Net interest margin (3)			3.33%			3.30%

Ratio of interest-earning assets to total interest-bearing liabilities	1.29x			1.28x

(1)	Average outstanding balance amounts shown are amortized cost.
(2)	Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3)	Annualized net interest income divided by average interest-earning assets.

The following table summarizes the quarterly net interest margin for the previous five quarters.

	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17
	2nd Qtr.	1st Qtr.	4th Qtr	3rd Qtr.	2nd Qtr.
Interest-Earning Assets:
Securities	2.72%	2.62%	2.49%	2.41%	2.40%
Net loans	4.26%	4.18%	4.08%	4.08%	4.02%
Total interest-earning assets	3.97%	3.89%	3.78%	3.75%	3.70%

Interest-Bearing Liabilities:
Total deposits	0.53%	0.47%	0.40%	0.38%	0.36%
Total borrowings	1.82%	1.70%	1.63%	1.71%	1.66%
Total interest-bearing liabilities	0.82%	0.76%	0.68%	0.68%	0.67%

Interest rate spread	3.15%	3.13%	3.10%	3.07%	3.03%
Net interest margin	3.33%	3.30%	3.25%	3.22%	3.17%

Ratio of interest-earning assets to interest-bearing liabilities	1.29x	1.28x	1.29x	1.27x	1.26x

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Average Year to Date Balances
(Unaudited) (Dollars in Thousands)

	June 30, 2018			June 30, 2017
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$13,677	$113	1.67%	$17,235	$71	0.82%
Federal funds sold and other short term investments	51,019	710	2.81%	51,938	484	1.88%
Investment securities (1)	470,796	6,298	2.68%	489,950	6,540	2.67%
Securities available for sale	1,043,561	12,535	2.40%	1,049,192	11,186	2.13%
Equity securities, at fair value	662	—	0.00%	564	8	2.91%
Federal Home Loan Bank stock	75,036	2,398	6.39%	75,944	1,917	5.09%
Net loans: (2)
Total mortgage loans	5,086,901	104,266	4.09%	4,814,016	93,020	3.85%
Total commercial loans	1,668,617	38,476	4.61%	1,618,045	34,920	4.31%
Total consumer loans	461,684	9,850	4.30%	503,965	10,210	4.08%
Total net loans	7,217,202	152,592	4.22%	6,936,026	138,150	3.98%
Total Interest-Earning Assets	$8,871,953	$174,646	3.93%	$8,620,849	$158,356	3.67%

Non-Interest Earning Assets:
Cash and due from banks	94,812			93,908
Other assets	777,963			796,982
Total Assets	$9,744,728			$9,511,739

Interest-Bearing Liabilities:
Demand deposits	$3,588,778	$8,869	0.50%	$3,444,962	$5,599	0.33%
Savings deposits	1,088,415	990	0.18%	1,112,489	1,051	0.19%
Time deposits	640,582	3,372	1.06%	667,527	2,455	0.74%
Total Deposits	5,317,775	13,231	0.50%	5,224,978	9,105	0.35%
Borrowed funds	1,591,142	13,858	1.76%	1,614,951	13,161	1.64%
Total Interest-Bearing Liabilities	$6,908,917	$27,089	0.79%	$6,839,929	$22,266	0.66%

Non-Interest Bearing Liabilities:
Non-interest bearing deposits	1,439,874			1,328,832
Other non-interest bearing liabilities	83,714			68,283
Total non-interest bearing liabilities	1,523,588			1,397,115
Total Liabilities	8,432,505			8,237,044
Stockholders' equity	1,312,223			1,274,695
Total Liabilities and Stockholders' Equity	$9,744,728			$9,511,739

Net interest income		$147,557			$136,090

Net interest rate spread			3.14%			3.01%
Net interest-earning assets	$1,963,036			$1,780,920

Net interest margin (3)			3.31%			3.15%

Ratio of interest-earning assets to total interest-bearing liabilities	1.28x			1.26x

(1) Average outstanding balance amounts shown are amortized cost.
(2) Average outstanding balance are net of the allowance for loan losses, deferred loan fees and expenses, loan premium and discounts and include non-accrual loans.
(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the year-to-date net interest margin for the previous three years.

	Six Months Ended
	6/30/2018	6/30/2017	6/30/2016
Interest-Earning Assets:
Securities	2.67%	2.40%	2.32%
Net loans	4.22%	3.98%	3.97%
Total interest-earning assets	3.93%	3.67%	3.65%

Interest-Bearing Liabilities:
Total deposits	0.50%	0.35%	0.33%
Total borrowings	1.76%	1.64%	1.71%
Total interest-bearing liabilities	0.79%	0.66%	0.67%

Interest rate spread	3.14%	3.01%	2.98%
Net interest margin	3.31%	3.15%	3.11%

Ratio of interest-earning assets to interest-bearing liabilities	1.28x	1.26x	1.24x